Exhibit 21.1

List of Subsidiaries

Name	Country of Incorporation

Aegean Marine Petroleum S.A.	Liberia
Aegean Bunkering Gibraltar Ltd.	Gibraltar
Aegean Bunkering Jamaica Ltd.	Jamaica
Aegean Bunkering (Singapore) Pte. Ltd.	Singapore
Aegean Bunkering (Ghana) Limited	Ghana
Bunkers at Sea NV	Belgium
Portland Bunkers International Limited	England and Wales
Aegean Marine Petroleum LLC	United Arab Emirates
Aegean Bunkering Services Inc.	Marshall Islands
Aegean Oil (USA), LLC	United States
AMPN USA, LLC	United States
Aegean Investments S.A.	Marshall Islands
Aegean Holding S.A.	Marshall Islands
Aegean Shipholdings Inc.	Marshall Islands
Carmel Investment Corp.	Marshall Islands
Evian Enterprises Co.	Marshall Islands
Clyde Shipping Corp.	Marshall Islands
Aegean Tiffany Shipping Pte. Ltd.	Singapore
Tiffany Marine S.A.	Marshall Islands
Aegean Breeze Shipping Pte. Ltd.	Singapore
Aegean X Maritime Inc.	Marshall Islands
Aegean VII Shipping Ltd.	Malta
Venus Holding Company	Marshall Islands
Carnaby Navigation Inc.	Liberia
Baltic Navigation Company	Marshall Islands
Mare Vision S.A.	Marshall Islands
Milos I Maritime Inc.	Marshall Islands

Sea Breezer Marine S.A.	Marshall Islands
Milos Shipping Pte. Ltd.	Singapore
Vera Navigation S.A.	Liberia
Ouranos Tanking S.A.	Liberia
Pontos Navigation Inc.	Marshall Islands
Baldwin Management Co.	Marshall Islands
Aegean Tanking S.A.	Liberia
Serifos Maritime Inc.	Marshall Islands
Kithnos Maritime Inc.	Marshall Islands
Amorgos Maritime Inc.	Marshall Islands
Kimolos Maritime Inc.	Marshall Islands
Syros Maritime Inc.	Marshall Islands
Mykonos Maritime Inc.	Marshall Islands
Santorini Maritime Inc.	Marshall Islands
Paros Maritime Inc.	Marshall Islands
Naxos Maritime Inc.	Marshall Islands
Kerkyra Marine S.A.	Liberia
Ithaki Marine S.A.	Liberia
Cephallonia Marine S.A.	Liberia
Paxoi Marine S.A.	Liberia
Zakynthos Marine S.A.	Liberia
Lefkas Marine S.A.	Liberia
Kythira Marine S.A.	Liberia
Eton Marine Ltd.	Liberia
Tasman Seaways Inc.	Liberia
Benmore Services S.A.	Liberia
Ingram Enterprises Co.	Liberia
Santon Limited	Liberia
Ocean Dynamic Corp.	Marshall Islands

Sea Global S.A.	Marshall Islands
Andros Marine Inc.	Liberia
Dilos Marine Inc.	Liberia
Ios Marine Inc.	Liberia
Sifnos Marine Inc.	Liberia
Tinos Marine Inc.	Liberia